Exhibit 3.231

A-234-Certificateof Incorporation

Certificate of Incorporation of

SUNRISE HANDICAP TRANSPORT CORP.

under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the proposed corporation is SUNRISE HANDICAP TRANSPORT CORP.

(2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

To conduct, engage in and carry on the general business of transportation by air, by land and by water.

The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

(3) The office of the corporation is to be located in the Town (city) (town) (incorporated village) of Babylon, County of Suffolk, State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue is

TWO-HUNDRED (200) SHARES, without par value, but with right reserved to shareholders to fix consideration for issuance of said shares.

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

345 36th Street, Lindenhurst, N.Y. 11757

(6) The accounting period which the corporation intends to establish for its first franchise tax report is the fiscal-year ending April 30, 1981.

The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 4th day of May, 1981 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

/s/ Joseph Randazzo
Type name of incorporator
Joseph Randazzo
Signature

345 36th Street, Lindenhurst,
N.Y. 11757
Address

/s/ Gary Koziarz
Type name of incorporator
GARY KOZIARZ
Signature

240 Cabota Avenue, Copiague,
N.Y. 11726
Address

Type name of incorporator
Signature

Address

Certificate of Incorporation

of

SUNRISE HANDICAP TRANSPORT CORP.

under Section 402 of the Business Corporation Law

Filed By.

ARTHUR J. GIORGINI

Office and Post Office Address

326 So. Wellwood Avenue

Box 501

Lindenhurst, N.Y. 11757

(516) 884-3600

FILE S1-3204

CERTIFICATE OF CHANGE

OF

SUNRISE HANDICAP TRANSPORT CORP.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

WE, THE UNDERSIGNED, Robert F. Jarrett, the Vice-President and Robert H. Byrne, the Secretary of Sunrise Handicap Transport Corp. hereby certify:

1. The name of the corporation is Sunrise Handicap Transport Corp.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on May 11, 1981.

The following was authorized by the Board of Directors:

3. To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o The Corporation 11 Drew Court, Ronkonkoma, New York 11779 to c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

To appoint the registered agent in New York upon when all process against the corporation may be served to be C T Corporation System at 1633 Broadway, New York, New York 10019

IN WITNESS WHEREOF, we have signed this certificate on the        day of November 1995 and we affirm the statements contained thereon as true under penalties of perjury.

/s/ Robert E. Jarrett
Robert E. Jarrett - Vice President

/s/ Robert H. Byrne
Robert H. Byrne, Secretary

CERTIFICATE OF CHANGE

OF

SUNRISE HANDICAP TRANSPORT CORP.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

LAIDLAW TRANSIT INC.

3221 NORTH SERVICE ROAD

BURLINGTON, ONT CANADA L7R 3Y8

CERTIFICATE OF MERGER

OF

Associated Ambulance Service, Inc.

Adam Transportation, Inc.,

Park Ambulance Service, Inc.,

Five Counties Ambulance Service, Inc.

Sunrise Handicap Transport Corp.

INTO

MEDTRANS OF NEW YORK, INC.

UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

We, the undersigned, Michael Forsayeth and Robert H. Byrne, being respectively the Vice-President and the Secretary of MedTrans of New York, Inc., and Michael Forsayeth and Robert H. Byrne, being respectively the Vice-President and Secretary of Associated Ambulance Service, Inc., Adam Transportation, Inc., Park Ambulance Service, Five Counties Ambulance Service, Inc., and Sunrise Handicap Transport Corp. hereby certify:

1. (a) The name of each constituent is as follows:

MedTrans of New York, Inc.

Associated Ambulance Service, Inc.

Adam Transportation, Inc.

Park Ambulance Service, Inc.

Five Counties Ambulance Service, Inc.

Sunrise Handicap Transport Corp.

(b) The name of the surviving corporation is MedTrans of New York, Inc. and following the merger its name shall be MedTrans of New York, Inc.

2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

	Designation and of	Class or Series	Shares entitled
	shares in each class	of Shares entitled	to vote as a
Name of Corporation	or series outstanding	to Vote	class or series

MedTrans of New York, Inc.	100 Common	Common	1

Associated Ambulance Service, Inc.	1,000 Common	Common	1

Adam Transportation, Inc.	100 Common	Common	1

Park Ambulance Service, Inc.	50 Common	Common	1

Five Counties Ambulance Service, Inc.	100 Common	Common	1

Sunrise Handicap Transport Corp.	100 Common	Common	1

3. There will be no amendments or changes made to the Certificate of Incorporation of the surviving corporation once the merger has taken place.

4. The date when the Certificate of Incorporation of each constituent corporation was filed by the Department of State is as follows:

Name of Corporation	Date of Incorporation

MedTrans of New York, Inc.	December 27, 1994

Associated Ambulance Service, Inc.	April 8, 1988 (under the name of AMB-U-Chair Coaches Inc.)

Adam Transportation Services, Inc	December 23, 1988

Park Ambulance Service, Inc.	August 3, 1964 (under the name of Park Ambulance & Oxygen Service, inc.)

Five Counties Ambulance Service, Inc.	November 23, 1964

Sunrise Handicap Transport Corp.	May 11, 1981

5. The merger was adopted by each constituent corporation in the following manner.

(a) As to MedTrans of New York, Inc., by the unanimous written consent of the shareholders.

(b) As to Associated Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(c) As to Adam Transportation Service, Inc., by the unanimous written consent of the shareholders.

(d) As to Park Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(e) As to Five Counties Ambulance Service, Inc., by the unanimous written consent of the shareholders.

(f) As to Sunrise Handicap Transport Corp., by the unanimous written consent of the shareholders.

6. The merger shall be effected on the 31st day of August, 1996.

IN WITNESS WHEREOF, we have signed this certificate on the 27 day of August, 1996, and we affirm the statements therein as true under penalties or perjury.

MedTrans of New York, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

Associated Ambulance

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

Adam Transportation, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

SIGNATURES CONTINUED...

Park Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

Five Counties Ambulance Service, Inc.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Secretary

Sunrise Handicap Transport Corp.

By:	/s/ Michael Forsayeth
Michael Forsayeth - Vice President

By:	/s/ Robert H. Byrne
Robert H. Byrne - Secretary

CERTIFICATE OF MERGER

OF

ASSOCIATED AMBULANCE SERVICE, INC.

ADAM TRANSPORTATION, INC.

PARK AMBULANCE SERVICE, INC.

FIVE COUNTIES AMBULANCE SERVICE, INC.

SUNRISE HANDICAP TRANSPORT CORP.

INTO

MEDTRANS OF NEW YORK, INC.

UNDER SECTION 904 OF THE BUSINESS CORPORATION-LAW

LAIDLAW INC.

3221 N. SERVICE ROAD

BURLINGTON ONTARIO CANADA L7R 3Y8

At a Special Term of the Supreme Court of the State of New York, County of Albany, held at the Court House in Albany, New York, on the 18 day of March, 1997

PRESENT :

JUSTICE

SUPREME COURT

COUNTY OF ALBANY

STATE OF NEW YORK

MEDTRANS OF NEW YORK, INC.,

ASSOCIATED AMBULANCE SERVICE, INC.,

ADAM TRANSPORTATION SERVICE, INC.,

PARK AMBULANCE SERVICE, INC.,

FIVE COUNTIES AMBULANCE SERVICE, INC. AND

SUNRISE HANDICAP TRANSPORT CORP.

Plaintiffs,

- - AGAINST -

SECRETARY OF STATE OF THE STATE OF NEW YORK,

Defendant.

ORDER

Plaintiffs, MEDTRANS OF NEW YORK, INC., ASSOCIATED AMBULANCE SERVICE, INC., ADAM TRANSPORTATION SERVICE, INC., PARK AMBULANCE SERVICE, INC., FIVE COUNTIES AMBULANCE SERVICE, INC. and SUNRISE HANDICAP TRANSPORT CORP. by their attorney, Laurence A. Kirsch, Esq., by an Order To Show Cause having sought an Order in this Court annulling the filing of the Certificate of Merger of the above named corporations into MEDTRANS OF NEW YORK, INC. filed on the 31st day of August, 1996, with the Division of Corporations of the New York State Secretary of State’s Office, and upon reading and filing the affidavit of Lawrence A. Kirsch, Esq., sworn to the 28th day of February, 1997, and the Defendant having no objection to such order, it is hereby

ORDERED, that the Certificate of Merger of ASSOCIATED AMBULANCE SERVICE, INC., ADAM TRANSPORTATION SERVICE, INC., PARK AMBULANCE SERVICE, INC., FIVE COUNTIES AMBULANCE SERVICE, INC. AND SUNRISE HANDICAP TRANSPORT CORP. into MEDTRANS OF NEW YORK, INC. filed in the Offices of the Division of Corporations of the New York Secretary of State’s Office on August 30, 1996, to be effective August 31, 1996 be annulled, and it is further

ORDERED, that the constituent corporations to the above merger be restored to the index of existing corporations of the Department of State, Division of Corporations, and it is further

ORDERED, that Plaintiffs file a copy of this Order with the Department of State, Division of Corporations with respect to each of the above named entities and pay the appropriate statutory filing fees for same.

Signed this 18 day of March, 1997, at Albany, New York.

/s/ X
Hon.
Justice of the Supreme Court

STATE OF NEW YORK

COUNTY OF ALBANY CLERK’S OFFICE

ss.:

I, THOMAS G. CLINGAN, Clerk of the said County, and also Clerk of the Supreme and County Courts, being Courts of Record held therein, DO HEREBY CERTIFY that I have compared the annexed copy with the original thereof filed in this office on the 18 day of March 1997 and that the same is a correct transcript therefrom, and of the whole of said original.

IN TESTIMONY WHEREOF, I have hereunto set my name and affixed my official seal, this 18 day of March 1997.

/s/ THOMAS G. CLINGAN
Clerk

COURT ORDER NULLIFYING

CERTIFICATE OF MERGER

OF

MEDTRANS OF NEW YORK, INC.

ASSOCIATED AMBULANCE SERVICE, INC.

ADAM TRANSPORTATION SERVICE INC.

PARK AMBULANCE SERVICE, INC.

FIVE COUNTIES AMBULANCE SERVICE, INC.

SUNRISE HANDICAP TRANSPORT CORP.

Filed by:

HARTER, SECREST & EMERY

700 MIDTOWN TOWER

ROCHESTER, NY 14604-2070

CERTIFICATE OF CHANGE

OF

SUNRISE HANDICAP TRANSPORT CORP.

Under Section 805-A of the Business Corporation Law

1. The name of the corporation is SUNRISE HANDICAP TRANSPORT CORP.

If applicable, the original name under which it was formed is

2. The Certificate of Incorporation of said corporation was filed by the Department of State on 5-11-81.

3. The address of C T Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK. NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding, against the corporation which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

5. Notice of the above changes was mailed to the corporation by C T Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6. C T Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

CT CORPORATION SYSTEM

By:	/s/ Kenneth J. Uva
Kenneth J. Uva - Vice President

E9 - DRAWDOWN

CERTIFICATE OF CHANGE

OF

SUNRISE HANDICAP TRANSPORT CORP.

Under Section 805-A of the Business Corporation Law

Filed by:

C T CORPORATION SYSTEM

111 Eighth Avenue

New York, NY 10011

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF CHANGE
SUNRISE HANDICAP TRANSPORT CORP.
(Insert Name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: SUNRISE HANDICAP TRANSPORT CORP.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The certificate of incorporation was filed by the Department of State on: May 11, 1981

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☐            The county location, within this state, in which the office of the corporation is located, is changed to:

☒           The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows: c/o Corporation Service Company, 80 State Street Albany, NY 12207-2543

☒           The corporation hereby: [Check one]

☐            Designates                                                                  as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is:

☒          Changes the designation of its registered agent to:  Corporation Service Company.  The street address of the registered agent is: 80 State Street Albany, NY 12207-2543

☐            Changes the address of its registered agent to:

☐            Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

(Signature)	(Name and Title of Signer)

CERTIFICATE OF CHANGE
SUNRISE HANDICAP TRANSPORT CORP.
(Insert Name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law

Filer’s Name Emcare Inc., Attn: Ms. Robyn Bakalar

Address 1717 Main Street, Suite 5200

City, State and Zip Code Dallas, TX 75201

NOTE  This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

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